UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2023 (February 16, 2023)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment to a Current Report on Form 8-K/A supplements the Current Report on Form 8-K of View, Inc. (“View” or the “Company”) filed with the U.S. Securities and Exchange Commission on February 21, 2023 (the “Original 8-K”), to provide an update to the time of the Company’s hearing in the Delaware Court of Chancery in connection with the Company’s Section 205 action pending in the Delaware Court of Chancery captioned In re View, Inc., C.A. No. 2023-0190-LWW (Del. Ch.).

Item 8.01	Other Events.

On February 21, 2023, the Company issued the Original 8-K informing stockholders of a hearing to be held on March 6, 2023 (the “Section 205 Hearing”), in the Delaware Court of Chancery in connection with the Company’s Section 205 action (the “Section 205 Action”) pending in the Delaware Court of Chancery captioned In re View Inc., C.A. No. 2023-0190-LWW (Del. Ch.). A complete description of the Section 205 Action, including the petition filed in the Section 205 Action and information about how to appear at the Section 205 Hearing, is contained in the Original 8-K.

We are updating the Original 8-K to inform stockholders that the time of the Section 205 Hearing has changed. The Section 205 Hearing will now be held on March 6, 2023, at 11:40 a.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19081. As described in the Original 8-K, if any stockholder of the Company wishes to express a position on the Section 205 Action, such stockholders of the Company may (i) appear at the hearing in the Section 205 Action or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re View, Inc., C.A. No. 2023-0190-LWW (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Edward B. Micheletti, Skadden, Arps, Slate, Meagher & Flom LLP, at Edward.Micheletti@skadden.com.

Forward-Looking Statements

This Current Report on Form 8-K/A and certain materials View files with the U.S. Securities and Exchange Commission, as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

With respect to the matters addressed in this Current Report on Form 8-K/A, no assurances can be made regarding the outcome of our proceeding pursuant to Section 205 of the Delaware General Corporation Law. Our Section 205 proceeding is, and any litigation regarding the authorization of our stock would be, subject to uncertainties inherent in the litigation process, and may not result in timely resolution of the uncertainty regarding our capitalization, if at all. If we are unsuccessful in the Section 205 proceeding, claims alleging that a portion of our Class A Common Stock was not authorized could have a material adverse effect on the Company. If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s decision referenced above could have a material adverse effect on the Company until the underlying issues are definitively resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

Date: February 22, 2023	By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer